EXHIBIT 1.3

Pricing Agreement

To the Underwriters named in Schedule I hereto

March 18, 2014

Dear Sirs:

Hungary proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 17, 2013 (the “Underwriting Agreement’’), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters’’) the Securities specified in Schedule II hereto (the “Designated Securities’’).  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus, Final Prospectus and Base Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus  (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus, Final Prospectus and Base Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement.  Each reference to the Underwriters herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

An amendment to the Registration Statement, or a supplement to the Preliminary Prospectus, Final Prospectus and Base Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, Hungary agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from Hungary, at the offices of Clifford Chance US LLP on March 25, 2014, or such other time and place as shall be agreed upon by Hungary and the Underwriters (such time and date being the “Time of Delivery” for purposes of Clause 4 of the Underwriting Agreement), and at the purchase price to the Underwriters of (i) 99.231% of the principal amount of the 4.000% Notes due 2019 and (ii) 98.488% of the principal amount of the 5.375% Notes due 2024, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Each of the Underwriters hereby represents and warrants to, and agrees with Hungary to, the effect of the selling restrictions set forth under the section “Underwriting—Notice to

Investors” of the Preliminary Prospectus and the Final Prospectus, each of which selling restrictions are incorporated herein by reference in their entirety.

Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.

Set forth in Schedule IV hereto is a complete list of Supplemental Issuer Information.

Set forth in Schedule V hereto are the addresses of the Underwriters for notices pursuant to this Pricing Agreement and the Underwriting Agreement.

The term “Applicable Time,” as used in the Underwriting Agreement, shall mean 3:15 p.m. New York City time on the date of this Pricing Agreement.

The provisions of the Underwriting Agreement incorporated herein by reference are hereby amended as follows:

1.              Registration Statement File Number.  The reference to file number “333-        “ in Section 2(a) of the Underwriting Agreement is hereby deleted in its entirety and replaced with a reference to file number ‘333-191209.”

2.              Minister of Finance.  All references to “Dr. Mihály Varga, Minister of National Economy” shall be deleted in their entirety and replaced with “Gábor Orbán, State Secretary of the Ministry for National Economy.”

3.              Authorized Agent. All references to the “Office of the Trade Commissioner” shall be deleted in their entirety and replaced with “Economic and Trade Commissioner of Hungary in New York.”

4.              Issuer’s Counsel.  All references to “Linklaters LLP” shall be deleted in their entirety and replaced with “Arnold & Porter LLP.”

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and Hungary.

2

Very truly yours,

HUNGARY

Represented by its Minister for National Economy

By:	/s/ István Töröcskei
	Name:	István Töröcskei
Title: Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of Hungary as attorney for Hungary represented by its Minister for National Economy

Signature Page to Pricing Agreement

Accepted as of the date hereof:

BNP Paribas

By:	/s/ Maya Mehta
	Name:	Maya Mehta
	Title:	Authorized Signatory

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Boroner
	Name:	Adam D. Boroner
	Title:	Vice President

Signature Page to Pricing Agreement

Accepted as of the date hereof:

Deutsche Bank Securities Inc.

By:	/s/ Dennis Eisele
	Name:	Dennis Eisele
	Title:	Director, Debt Syndicate

By:	/s/ Christopher J. Kulusic
	Name:	Christopher J. Kulusic
	Title:	Director

Signature Page to Pricing Agreement

Accepted as of the date hereof:

J.P. Morgan Securities plc

By:	/s/ Paolo Zampiga
	Name:	Paolo Zampiga
	Title:	Managing Director

Signature Page to Pricing Agreement

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased

BNP Paribas	$250,000,000 4.000% Notes due 2019 $500,000,000 5.375% Notes due 2024

Citigroup Global Markets Inc.	$250,000,000 4.000% Notes due 2019 $500,000,000 5.375% Notes due 2024

Deutsche Bank Securities Inc.	$250,000,000 4.000% Notes due 2019 $500,000,000 5.375% Notes due 2024

J.P. Morgan Securities plc	$250,000,000 4.000% Notes due 2019 $500,000,000 5.375% Notes due 2024

Total	$1,000,000,000 4.000% Notes due 2019 $2,000,000,000 5.375% Notes due 2024

SCHEDULE II

Filed Pursuant to Rule 433

Registration No. 333-191209

March 18, 2014

PRICING TERM SHEET

4.000% Notes due 2019

Issuer:	Hungary

Format:	SEC Registered

Security:	4.000% Notes due 2019

Size:	US$1,000,000,000

Maturity Date:	March 25, 2019

Coupon:	4.000%

Interest Payment Dates:	Semi-annual on March 25 and September 25 in each year, commencing September 25, 2014

Day Count Convention:	ISMA — 30/360

Price to Public:	99.356%

Benchmark Treasury:	UST 1.500% due February 28, 2019

Benchmark Treasury Yield:	1.544%

Spread to Benchmark Treasury:	+ 260 bps

Yield:	4.144%

Expected Settlement Date (T+5):	March 25, 2014

CUSIP:	445545 AK2

ISIN:	US445545AK21

Anticipated Ratings:	Ba1 by Moody’s Investors Service, Inc. BB by Standard & Poor’s Ratings Services BB+ by Fitch Ratings, Ltd.

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities plc

Form:

The Notes will be book-entry securities in fully registered form, without coupons, registered in the name of Cede & Co., as nominee of DTC, in minimum denominations of US$2,000 and integral multiples thereof.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas at +1 (800) 854-5674, Citigroup Global Markets Inc. at +1 (800) 831-9146, Deutsche Bank Securities Inc. at +1 (800) 503-4611 or J.P. Morgan Securities plc at +44 (0) 20 7134 2468.

Filed Pursuant to Rule 433

Registration No. 333-191209

March 18, 2014

PRICING TERM SHEET

5.375% Notes due 2024

Issuer:	Hungary

Format:	SEC Registered

Security:	5.375% Notes due 2024

Size:	US$2,000,000,000

Maturity Date:	March 25, 2024

Coupon:	5.375%

Interest Payment Dates:	Semi-annual on March 25 and September 25 in each year, commencing September 25, 2014

Day Count Convention:	ISMA — 30/360

Price to Public:	98.663%

Benchmark Treasury:	UST 2.750% due February 15, 2024

Benchmark Treasury Yield:	2.676%

Spread to Benchmark Treasury:	+ 287.5 bps

Yield:	5.551%

Expected Settlement Date (T+5):	March 25, 2014

CUSIP:	445545 AL0

ISIN:	US445545AL04

Anticipated Ratings:	Ba1 by Moody’s Investors Service, Inc. BB by Standard & Poor’s Ratings Services BB+ by Fitch Ratings, Ltd.

Joint Book-Running Managers:	BNP Paribas Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities plc

Form:

The Notes will be book-entry securities in fully registered form, without coupons, registered in the name of Cede & Co., as nominee of DTC, in minimum denominations of US$2,000 and integral multiples thereof.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas at +1 (800) 854-5674, Citigroup Global Markets Inc. at +1 (800) 831-9146, Deutsche Bank Securities Inc. at +1 (800) 503-4611 or J.P. Morgan Securities plc at +44 (0) 20 7134 2468.

SCHEDULE III

Issuer Free Writing Prospectuses

The Free Writing Prospectus filed on March 18, 2014 under File No. 333-191209, which includes the Pricing Term Sheet for the 4.000% Notes due 2019.

The Free Writing Prospectus filed on March 18, 2014 under File No. 333-191209, which includes the Pricing Term Sheet for the 5.375% Notes due 2024.

SCHEDULE IV

Supplemental Issuer Information

Hungary Investor Presentation (March 2014)

SCHEDULE V

Addresses for Notices

BNP Paribas

10 Harewood Avenue

London NW1 6AA

United Kingdom

Attention: Fixed Income Syndicate

Fax: +44 20 7595 2555

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention:  General Counsel

Fax:  +1 212 816 7912

Deutsche Bank Securities Inc.

60 Wall Street, 3rd Floor

New York, NY 10005

Attention: Debt Capital Markets - Syndicate Desk

Fax: +1 212 797 2202, with a copy to General Counsel (Fax: +1 212 797 4561)

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London

E14 5JP

United Kingdom

Fax: +44 20 34930682

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group